NO. W-1

                              NRE HOLDINGS, INC.

                         COMMON STOCK PURCHASE WARRANT







                RIGHT TO PURCHASE 31.2801 SHARES OF THE CLASS B
                      COMMON STOCK OF NRE HOLDINGS, INC.













                         ----------------------------
                             Bingham, Dana & Gould
                          Boston, Massachusetts 02110
                         -----------------------------




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                RIGHT TO PURCHASE 31.2081 SHARES OF THE CLASS B
                      COMMON STOCK OF NRE HOLDINGS, INC.



              This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Articles IV and V of the Stockholders Agreement dated as of September 1, 1994 among NRE Holdings, Inc., National Restaurant Enterprises, Inc., The First National Bank of Boston and the Stockholders (as defined therein) (the "Agreement"), a complete and correct copy of which is available for inspection at the principal office of NRE Holdings, Inc. and will be furnished without charge to the holder of this Warrant upon written request.

                                    NO. W-1

                              NRE HOLDINGS, INC.

                         COMMON STOCK PURCHASE WARRANT


              NRE Holdings, Inc. a Delaware corporation (together with any corporation which shall succeed or to assume the obligations of NRE Holdings, Inc. hereunder, (the "Company"), hereby certifies that, for value received, The First National Bank of Boston ("FNBB") or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, subject to the provisions of
Section 2.4 hereof, 31.2081 shares equal to 3%, on a fully diluted basis, of the outstanding fully paid and non-assessable shares of its Class B Common Stock, .01 par value per share (the "Class B Common Stock"), when exercised pursuant to Section 2.1 hereof, at an initial purchase price per share of $.01 (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number and character of such shares of Class B Common Stock and the Exercise Price are subject to adjustment as provided herein.

              This Warrant is issued (a) in connection with a Revolving

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Credit and Term Loan Agreement (the "Credit Agreement") dated as of September
1, 1994 among the Company, National Restaurant Enterprises, Inc. ("NRE"), FNBB, the other banks which are or may become parties thereto (collectively, the "Banks"), and The First National Bank of Boston, as Agent, (b) in connection with a Warrant Agreement dated as of August 31, 1994 between the Company and FNBB (the "Warrant Agreement"), and (c) pursuant to the Agreement. The holder of this Warrant shall be entitled to all of the benefits and shall be subject to all of the obligations of the Agreement as provided therein.

              1. DEFINITIONS. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 12 hereof.

              2.      EXERCISE OF WARRANT.

              2.1. EXERCISE. This Warrant may be exercised, subject to the provisions of Section 2.4 hereof, in full or in part, at any time and from time to time by the holder hereof. In any case, exercise of this Warrant shall be by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in an amount equal to the product of the number of shares of Class B Common Stock for which this Warrant is then being exercised times the Exercise Price then in effect. In the event of any partial exercise of this Warrant, the Company, at its expense, will forthwith upon each such partial exercise, issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Class B Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Class B Common Stock for which this Warrant is then being exercised (collectively, the "Exercise Shares") by surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the

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surrendered shares.

              2.2. CONFLICT WITH OTHER LAWS. Any other provisions of this Warrant to the contrary notwithstanding, neither FNBB nor any of its affiliates shall be entitled to exercise the rights under this Warrant to purchase securities of the Company if, as a result of such purchase, FNBB and all affiliates of FNBB, taken together would own, control or have power to vote securities of the Company in violation or contravention of any law or regulation or any judgment, decree or order of any governmental authority then applicable to FNBB and its affiliates. For the purposes of this paragraph, a written statement of FNBB or of any of its affiliates exercising this Warrant, delivered to the Company upon surrender of this Warrant, to the effect that FNBB or its affiliate, as the case may be, is legally entitled to exercise its rights under this Warrant to purchase securities of the Company and that such purchase will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to FNBB and its affiliates, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

              2.3. WARRANT AGENT. In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to
Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 13 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 2.

              2.4. TERMINATION. This Warrant shall terminate upon the earlier to occur of (a) exercise in full or (b) August 31, 2002.

              3. REGISTRATION RIGHTS. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in Section ___ of the Agreement.

     4. FINANCIAL INFORMATION. The Company shall deliver to the holder of this Warrant all financial information that the Company and NRE are required to deliver to the



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Banks pursuant to ss.9.4 of the Credit Agreement, in the time and manner provided therein, and, for the purposes of this Section 4, the provisions of ss.9.4 of the Credit Agreement shall survive the termination of the Credit Agreement.


              5.      DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

              5.1 DELIVERY OF CERTIFICATES. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Class B Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or Other Securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

              5.2. FRACTIONAL SHARES. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Class B Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share on the date of exercise, as determined in good faith by the Company's Board of Directors.

              6. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND
RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

     (a) other or additional stock or Other Securities or property (other than cash) by way of dividend; or

              (b) other or additional stock or Other Securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 8 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and Other Securities and property (including cash in the case referred to in subsection (b) of this Section 6) which such holder would have received prior to or would have held on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Class B Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and Other Securities and property (including cash in the case referred to in subsection (b) of this Section 6) receivable by such holder as aforesaid during such period, giving effect to all further

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adjustments called for during such period by Sections 7 and 8 hereof.

              7.      ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION,
MERGER, ETC.

              7.1. CERTAIN ADJUSTMENTS. In case at any time or from time to time, the Company shall (a) effect a capital reorganization, reclassification or recapitalization, (b) consolidate with or merge into any other person, or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Class B Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and Other Securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 6 and 8 hereof.

              7.2. APPOINTMENT OF TRUSTEE FOR WARRANT HOLDERS UPON DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and Other Securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 7 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

              7.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 7, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 9 hereof.

              8. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

              8.1. GENERAL. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision or combination of the Company' Common Stock ("Stock Event"), then the number of shares of Class B Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after

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such Stock Event to the total number of shares of the Company (on a fully diluted basis) after such Stock Event. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Class B Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased upon the occurrence of any stock split or other subdivision of the Common Stock.

              8.2. OTHER ISSUANCES OF COMMON STOCK. Unless the holder of this Warrant shall otherwise agree, if at any time there shall be any increase in the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by any option, warrant or convertible security which is outstanding or which the Company is obligated to issue, then the number of shares of Class B Common Stock to be received by the holder of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Class B Common Stock purchasable hereunder prior thereto by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants or convertible securities which are outstanding or which the Company is obligated to issue, immediately after such increase, and (b) the denominator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants or convertible securities which are outstanding or which the Company is obligated to issue, immediately prior to such increase. Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all shares of Class B Common Stock covered hereby shall remain unchanged. The provisions of this Section 8.2 shall not apply to any issuance of additional Common Stock for which an adjustment is provided under Section 8.1 hereof.

              8.3. OTHER SECURITIES. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 8 with respect to the number of shares of Class B Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 8 and the other provisions of this Warrant.

              9. NO DILUTION. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-

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assessable shares of stock on the exercise of the Warrant from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, (d) will comply in all respects with the provisions of Section VIII of the Agreement except to the extent such compliance may be waived by Section VIII of the Agreement, and (e) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Agreement.

              10. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In the case of each event that may require any adjustment or readjustment in the shares of Class B Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (a) the number of shares of the Company Common Stock then outstanding on a fully diluted basis, and (b) the number of shares of Class B Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 8) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holder of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

              11.     NOTICES OF RECORD DATE.  In the event of:

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right; or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of a11 or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (d) any proposed issue or grant by the Company of any shares of stock of

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         any class or any Other Securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities (other than the issue of Class B Common Stock on the exercise of this Warrant),

then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right,
(b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (c) the amount and character of any stock or Other Securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

         12. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. Sufficient shares of authorized but unissued Class B Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrant, and the conversion of shares of Class B Common Stock into shares of the Class A Common Stock as provided in the Certificate of Incorporation of the Company. Neither the issuance of the Warrant or the shares of Warrant Stock or conversion of shares of Common Stock of one class into shares of the other class will require any further corporate action by the stockholders or directors of the Company, will be subject to pre-emptive rights in any present or future stockholders of the Company or will conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of the Warrant in accordance with their terms or upon such conversion, will be duly authorized, fully paid and non-assessable.

     13. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  The term Common Stock includes (a) the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"),
         (b) the Class B Common Stock, (c) the Class C Common Stock, $.01 par value per share (the "Class C Common Stock"), (d) the Class D Common Stock, $.01 par value per share (the "Class D Common Stock"), (e) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and
         (f) any Other Securities into which or for which any of the securities described in clauses (a), (b), (c), (d) or (e) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.


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                  The term the Company shall include NRE Holdings, Inc. and
         any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  The term Other Securities refers to any stock (other than Common Stock) and Other Securities of the Company or any other entity (corporate or otherwise) which (a) the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (b) at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 6 or 7 hereof.

         14. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Class B Common Stock on the exercise of this Warrant pursuant to Section 2 hereof, and exchanging or replacing this Warrant pursuant to the Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         17. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

Dated as of September 1, 1994

                                                  NRE HOLDINGS, INC.



(Corporate Seal)                                 By:___________________________
                                                    Title:

Attest:

- ---------------------------
Secretary












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                             FORM OF SUBSCRIPTION

                       (To be signed only on exercise of
                        Common Stock Purchase Warrant)


TO:      NRE HOLDINGS, INC.



         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder shares of Class B Common Stock of NRE HOLDINGS, INC. and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to , whose address is .



Dated:
                         __________________________________________
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                         ------------------------------------------
                                          (Address)








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